Exhibit 99.1

Mueller Water Products Reports Fiscal 2013 Fourth Quarter Results

Grew Diluted EPS from Continuing Operations to $0.10 and Adjusted EPS to $0.08

Increased Net Sales 4.3 Percent and Operating Income Increases 52 Percent

ATLANTA--(BUSINESS WIRE)--October 29, 2013--Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $293.2 million and net income of $13.5 million for the fiscal 2013 fourth quarter ended September 30, 2013. The following compares 2013 fourth quarter results from continuing operations with those of the prior year period. In the fourth quarter, the Company:

  Increased net sales $12.1 million to $293.2 million from $281.1 million
  Improved operating income 52 percent to $33.2 million from $21.9 million and adjusted operating income 47 percent to $33.4 million from $22.7 million
  Increased adjusted net income per diluted share to $0.08 from $0.03
  Improved adjusted EBITDA 27 percent to $48.2 million from $38.1 million
  Generated free cash flow of $58.7 million, as compared with $40.4 million

“We are pleased with our overall fourth quarter results, particularly the 47% year-over-year increase in adjusted operating income and the 27% improvement in adjusted EBITDA,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

“Mueller Co. continues to benefit from improved operating leverage and the ongoing recovery of its end markets, especially in residential construction in certain regions of the country. Mueller Co. continued to see growth in domestic shipments of valves, hydrants and brass products during the quarter, and this strong mix contributed to the segment’s 40% year-over-year increase in adjusted operating income and the 430 basis points improvement in adjusted operating margin to 15.8%. Domestic dollar shipments of valves, hydrants and brass products increased 13.7% during the quarter year-over-year.

“Anvil had a strong quarter, with net sales up 8.8% and adjusted operating income up 30%.”

“Fiscal 2013 was a year of strong performance for Mueller Water Products, as evidenced by net sales growth of 9.5% and adjusted operating income growth of 48%; free cash flow generation of $78.5 million, an increase of $33.1 million; and a reduction of net debt leverage to 3.0x. Our 2013 performance reflects the ongoing operating improvements we have made over the past several years, as well as the benefits we have realized from improving end markets.”

Fourth Quarter Consolidated Results

Net sales for the 2013 fourth quarter increased $12.1 million, or 4.3 percent, to $293.2 million from 2012 fourth quarter net sales of $281.1 million, due primarily to higher shipment volumes and higher sales prices.

Adjusted operating income for the 2013 fourth quarter increased 47 percent to $33.4 million from adjusted operating income of $22.7 million for the 2012 fourth quarter. This increase was driven primarily by higher shipment volumes and higher sales prices. Selling, general and administrative expenses increased in the quarter but declined as a percent of net sales to 18.9 percent for the 2013 fourth quarter from 19.2 percent for the 2012 fourth quarter.

Fourth Quarter Segment Results

Mueller Co.

Net sales for the 2013 fourth quarter increased 2.0 percent to $191.0 million as compared with $187.2 million for the 2012 fourth quarter. This increase was due to higher domestic shipment volumes of valves, hydrants and brass products, partially offset by lower shipments of our metering products and overall shipments to Canada.

Adjusted operating income for the 2013 fourth quarter improved 40 percent to $30.1 million as compared with $21.5 million for the 2012 fourth quarter. Adjusted operating margin for the 2013 fourth quarter improved 430 basis points to 15.8 percent as compared with 11.5 percent for the 2012 fourth quarter.

Anvil

Net sales for the 2013 fourth quarter increased 8.8 percent to $102.2 million as compared with $93.9 million for the 2012 fourth quarter. The increase resulted primarily from higher shipment volumes.

Adjusted operating income for the 2013 fourth quarter improved 30 percent to $12.9 million as compared with $9.9 million for the 2012 fourth quarter. Anvil’s adjusted operating margin improved 210 basis points to 12.6 percent as compared with 10.5 percent for the 2012 fourth quarter.

Interest Expense, Net

Interest expense, net for the 2013 fourth quarter declined $0.4 million to $12.7 million from $13.1 million for the 2012 fourth quarter, excluding $0.7 million of non-cash costs for terminated interest rate swap contracts for the 2012 fourth quarter. This decrease was due to lower levels of total debt outstanding.

Income Taxes

During the 2013 fourth quarter, income tax expense was $3.7 million on pre-tax income of $20.5 million, resulting in an effective income tax rate of 18.0 percent. The 2013 fourth quarter expense was reduced by $4.4 million related to a deferred tax asset valuation allowance adjustment. Excluding this adjustment, the effective tax rate for the 2013 fourth quarter was 39.5 percent.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain costs from settled interest rate swap contracts, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, October 30, 2013 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days after the call. To access the replay, please dial 1-866-470-7045. The replay will also be available as a webcast on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding recovery in our end markets. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	September 30,
	2013	2012
	(in millions)
Assets:
Cash and cash equivalents	$123.6	$83.0
Receivables, net	164.5	166.1
Inventories	208.5	183.2
Deferred income taxes	26.7	19.6
Other current assets	46.1	38.0
Total current assets	569.4	489.9

Property, plant and equipment, net	141.9	137.9
Identifiable intangible assets	553.1	580.5
Other noncurrent assets	17.5	32.6

Total assets	$1,281.9	$1,240.9

Liabilities and stockholders' equity:
Current portion of long-term debt	$1.3	$1.1
Accounts payable	101.2	84.5
Other current liabilities	80.6	82.8
Total current liabilities	183.1	168.4

Long-term debt	599.5	621.7
Deferred income taxes	141.5	132.8
Other noncurrent liabilities	29.6	86.8
Total liabilities	953.7	1,009.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized;
158,234,300 shares and 156,840,648 shares outstanding at September
30, 2013 and 2012, respectively	1.6	1.6
Additional paid-in capital	1,584.4	1,587.3
Accumulated deficit	(1,229.2)	(1,270.0)
Accumulated other comprehensive loss	(28.6)	(87.7)
Total stockholders' equity	328.2	231.2

Total liabilities and stockholders' equity	$1,281.9	$1,240.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in millions)		(in millions)

Net sales	$293.2	$281.1	$1,120.8	$1,023.9
Cost of sales	204.4	204.5	807.6	752.8

Gross profit	88.8	76.6	313.2	271.1

Operating expenses:
Selling, general and administrative	55.4	53.9	214.4	204.2
Restructuring	0.2	0.8	1.5	2.8
Total operating expenses	55.6	54.7	215.9	207.0

Operating income	33.2	21.9	97.3	64.1

Interest expense, net	12.7	13.8	51.7	59.9
Loss on early extinguishment of debt	-	-	1.4	1.5

Income before income taxes	20.5	8.1	44.2	2.7
Income tax expense (a) (b)	3.7	3.8	8.8	7.9

Income (loss) from continuing operations	16.8	4.3	35.4	(5.2)
Income (loss) from discontinued operations, net of tax	(3.3)	(0.8)	5.4	(103.2)

Net income (loss)	$13.5	$3.5	$40.8	$(108.4)

Net income (loss) per basic share:
Continuing operations	$0.11	$0.03	$0.23	$(0.03)
Discontinued operations	(0.02)	(0.01)	0.03	(0.66)
Net income (loss)	$0.09	$0.02	$0.26	$(0.69)

Net income (loss) per diluted share:
Continuing operations	$0.10	$0.03	$0.22	$(0.03)
Discontinued operations	(0.02)	(0.01)	0.03	(0.66)
Net income (loss)	$0.08	$0.02	$0.25	$(0.69)

Weighted average shares outstanding:
Basic	158.2	156.8	157.7	156.5
Diluted	161.2	158.5	160.3	156.5

Dividends declared per share	$0.0175	$0.0175	$0.07	$0.07

(a)

Income tax expense for the three months and year ended September 30, 2013 include income tax benefits of $4.4 million and $8.9 million, respectively, related to the release of deferred tax asset valuation allowances originally charged to discontinued operations.

(b)	Due to the loss incurred on the disposition of our former U.S. Pipe segment, income tax expense for the year ended September 30, 2012 includes a $5.9 million valuation allowance charge related to deferred tax asset balances at September 30, 2011 that was allocated to continuing operations.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year ended
	September 30,
	2013	2012
	(in millions)
Operating activities:
Net income (loss)	$40.8	$(108.4)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
(Income) loss from discontinued operations	(5.4)	103.2
Income (loss) from continuing operations	35.4	(5.2)

Depreciation	27.4	29.7
Amortization	31.8	30.9
Stock-based compensation	7.1	5.1
Deferred income taxes	7.8	7.6
Early extinguishment of debt	1.4	1.5
Retirement plans	4.3	4.6
Interest rate swap contracts	-	5.0
Other, net	2.3	3.0
Changes in assets and liabilities, net of acquisitions:
Receivables	0.9	(17.6)
Inventories	(25.9)	(6.0)
Other assets	1.8	13.5
Liabilities	19.8	4.7

Net cash provided by operating activities
from continuing operations	114.1	76.8

Investing activities:
Capital expenditures	(35.6)	(31.4)
Acquisition of technology	(1.1)	(1.3)
Proceeds from the sale of assets	0.5	0.3

Net cash used in investing activities
from continuing operations	(36.2)	(32.4)

Financing activities:
Debt paid	-	(34.0)
Early repayment of debt	(23.2)	(23.2)
Dividends paid	(11.0)	(11.0)
Common stock issued	3.1	0.7
Shares retained for employee taxes	(1.5)	(0.5)
Payment of deferred financing fees	(0.7)	-
Other	(2.4)	(0.1)

Net cash used in financing activities
from continuing operations	(35.7)	(68.1)

Net cash flows from discontinued operations:
Operating activities	(4.9)	(43.3)
Investing activities	4.5	87.5

Net cash provided by (used in) discontinued operations	(0.4)	44.2

Effect of currency exchange rate changes on cash	(1.2)	1.5

Net change in cash and cash equivalents	40.6	22.0

Cash and cash equivalents at beginning of year	83.0	61.0

Cash and cash equivalents at end of year	$123.6	$83.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Quarter ended September 30, 2013
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$191.0	$102.2	$-	$293.2

Gross profit	$58.3	$30.5	$-	$88.8
Selling, general and administrative expenses	28.2	17.6	9.6	55.4
Restructuring expenses	0.3	-	(0.1)	0.2
Operating income (loss)	$29.8	$12.9	$(9.5)	33.2
Interest expense, net				12.7
Income tax expense				3.7
Income from continuing operations				16.8
Loss from discontinued operations, net of tax				(3.3)
Net income				$13.5

Net income (loss) per diluted share:
Continuing operations				$0.10
Discontinued operations				(0.02)
Net income				$0.08

Capital expenditures	$8.5	$4.0	$0.1	$12.6

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$29.8	$12.9	$(9.5)	$33.2
Restructuring	0.3	-	(0.1)	0.2
Adjusted operating income (loss)	30.1	12.9	(9.6)	33.4
Depreciation and amortization	11.1	3.6	0.1	14.8
Adjusted EBITDA	$41.2	$16.5	$(9.5)	$48.2

Adjusted operating margin	15.8%	12.6%		11.4%
Adjusted EBITDA margin	21.6%	16.1%		16.4%

Adjusted net income:
Net income				$13.5
Discontinued operations, net of tax				3.3
Restructuring, net of tax				0.1
Deferred tax asset valuation allowance adjustment				(4.4)
Adjusted net income				$12.5
Adjusted net income per diluted share				$0.08

Free cash flow:
Net cash provided by operating activities				$71.3
Less capital expenditures				(12.6)
Free cash flow				$58.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Quarter ended September 30, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$187.2	$93.9	$-	$281.1

Gross profit	$49.1	$27.5	$-	$76.6
Selling, general and administrative expenses	27.6	17.6	8.7	53.9
Restructuring expenses	0.6	0.1	0.1	0.8
Operating income (loss)	$20.9	$9.8	$(8.8)	21.9
Interest expense, net				13.8
Income tax expense				3.8
Income from continuing operations				4.3
Loss from discontinued operations, net of tax				(0.8)
Net income				$3.5

Net income (loss) per diluted share:
Continuing operations				$0.03
Discontinued operations				(0.01)
Net income				$0.02

Capital expenditures	$8.0	$3.9	$-	$11.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$20.9	$9.8	$(8.8)	$21.9
Restructuring	0.6	0.1	0.1	0.8
Adjusted operating income (loss)	21.5	9.9	(8.7)	22.7
Depreciation and amortization	11.6	3.6	0.2	15.4
Adjusted EBITDA	$33.1	$13.5	$(8.5)	$38.1

Adjusted operating margin	11.5%	10.5%		8.1%
Adjusted EBITDA margin	17.7%	14.4%		13.6%

Adjusted net income:
Net income				$3.5
Discontinued operations, net of tax				0.8
Restructuring, net of tax				0.5
Interest rate swap settlement costs, net of tax				0.4
Adjusted net income				$5.2
Adjusted net income per diluted share				$0.03

Free cash flow:
Net cash provided by operating activities				$52.3
Less capital expenditures				(11.9)
Free cash flow				$40.4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Year ended September 30, 2013
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$729.5	$391.3	$-	$1,120.8

Gross profit	$201.1	$112.1	$-	$313.2
Selling, general and administrative expenses	108.3	71.8	34.3	214.4
Restructuring expenses	1.5	0.1	(0.1)	1.5
Operating income (loss)	$91.3	$40.2	$(34.2)	97.3
Interest expense, net				51.7
Loss on early extinguishment of debt				1.4
Income tax expense				8.8
Income from continuing operations				35.4
Income from discontinued operations, net of tax				5.4
Net income				$40.8

Net income per diluted share:
Continuing operations				$0.22
Discontinued operations				0.03
Net income				$0.25

Capital expenditures	$23.1	$12.3	$0.2	$35.6

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$91.3	$40.2	$(34.2)	$97.3
Restructuring	1.5	0.1	(0.1)	1.5
Adjusted operating income (loss)	92.8	40.3	(34.3)	98.8
Depreciation and amortization	44.6	14.2	0.4	59.2
Adjusted EBITDA	$137.4	$54.5	$(33.9)	$158.0

Adjusted operating margin	12.7%	10.3%		8.8%
Adjusted EBITDA margin	18.8%	13.9%		14.1%

Adjusted net income:
Net income				$40.8
Discontinued operations, net of tax				(5.4)
Restructuring, net of tax				0.8
Loss on early extinguishment of debt, net of tax				0.8
Deferred tax asset valuation allowance adjustment				(8.9)
Adjusted net income				$28.1
Adjusted net income per diluted share				$0.18

Free cash flow:
Net cash provided by operating activities				$114.1
Less capital expenditures				(35.6)
Free cash flow				$78.5

Net debt (end of period):
Current portion of long-term debt				$1.3
Long-term debt				599.5
Total debt				600.8
Less cash and cash equivalents				(123.6)
Net debt				$477.2

Net debt leverage (net debt divided by adjusted EBITDA)				3.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
(dollars in millions, except per share amounts)

	Year ended September 30, 2012
	Mueller Co.	Anvil	Corporate	Total
GAAP results:
Net sales	$652.4	$371.5	$-	$1,023.9

Gross profit	$162.8	$108.3	$-	$271.1
Selling, general and administrative expenses	102.6	70.7	30.9	204.2
Restructuring expenses	2.5	0.3	-	2.8
Operating income (loss)	$57.7	$37.3	$(30.9)	64.1
Interest expense, net				59.9
Loss on early extinguishment of debt				1.5
Income tax expense				7.9
Loss from continuing operations				(5.2)
Loss from discontinued operations, net of tax				(103.2)
Net loss				$(108.4)

Net loss per diluted share:
Continuing operations				$(0.03)
Discontinued operations				(0.66)
Net loss				$(0.69)

Capital expenditures	$20.0	$11.4	$-	$31.4

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$57.7	$37.3	$(30.9)	$64.1
Restructuring	2.5	0.3	-	2.8
Adjusted operating income (loss)	60.2	37.6	(30.9)	66.9
Depreciation and amortization	45.7	14.3	0.6	60.6
Adjusted EBITDA	$105.9	$51.9	$(30.3)	$127.5

Adjusted operating margin	9.2%	10.1%		6.5%
Adjusted EBITDA margin	16.2%	14.0%		12.5%

Adjusted net income:
Net loss				$(108.4)
Discontinued operations, net of tax				103.2
Valuation allowance against beginning of the year				5.9
Interest rate swap settlement costs, net of tax				3.0
Restructuring, net of tax				1.7
Loss on early extinguishment of debt, net of tax				0.9
Adjusted net income				$6.3
Adjusted net income per diluted share				$0.04

Free cash flow:
Net cash provided by operating activities				$76.8
Less capital expenditures				(31.4)
Free cash flow				$45.4

Net debt (end of period)
Current portion of long-term debt				$1.1
Long-term debt				621.7
Total debt				622.8
Less cash and cash equivalents				(83.0)
Net debt				$539.8

Net debt leverage				4.2

CONTACT:
Mueller Water Products, Inc.
Investor Contact:
Martie Edmunds Zakas, 770-206-4237
Sr. Vice President – Strategy, Corporate Development
& Communications
mzakas@muellerwp.com
or
Media Contact:
John Pensec, 770-206-4240
Sr. Director - Corporate Communications & Public Affairs
jpensec@muellerwp.com